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                                                               Exhibit No. 10(A)







                          THE PROGRESSIVE CORPORATION EXECUTIVE
                               DEFERRED COMPENSATION PLAN

                            (2003 AMENDMENT AND RESTATEMENT)


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                                TABLE OF CONTENTS
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
                                                                                                 PAGE NO.
                                                                                                 --------
                                    ARTICLE 1
                                   DEFINITIONS
1.1 "Affiliated Company"                                                                            1
1.2 " Account" or " Deferral Account"                                                               1
1.3 "Award"                                                                                         1
1.4 "Beneficiary"                                                                                   1
1.5 "Change in Control"                                                                             1
1.6 "Code"                                                                                          1
1.7 "Committee"                                                                                     1
1.8 "Company"                                                                                       1
1.9 "Company Stock Fund"                                                                            2
1.10 "Deduction Limitation"                                                                         2
1.11 "Deferral Agreement"                                                                           2
1.12 "Deferral"                                                                                     2
1.13 "Disabled" and "Disability"                                                                    2
1.14 "Distribution Event"                                                                           2
1.15 "Eligible Executive"                                                                           2
1.16 "ERISA"                                                                                        2
1.17 "Fixed Deferral Period"                                                                        3
1.18 "Gainsharing Award"                                                                            3
1.19 "Incentive Plan"                                                                               3
1.20 "Investment Fund"                                                                              3
1.21 "Participant"                                                                                  3
1.22 "Performance-Based Restricted Stock Award"                                                     3
1.23 "Plan"                                                                                         3
1.24 "Plan Year"                                                                                    3
1.25 "Restricted Stock"                                                                             3
1.26 "Restricted Stock Award"                                                                       3
1.27 "Stock"                                                                                        3
1.28 "Termination of Employment"                                                                    3
1.29 "Time-Based Restricted Stock Award"                                                            3
1.30 "Trust"                                                                                        4
1.31 "Trust Agreement"                                                                              4
1.32 "Trustee "                                                                                     4
1.33 "Valuation Date"                                                                               4
1.34 "Withdrawal Date"                                                                              4

                                        ARTICLE 2
                                   DEFERRAL OF AWARDS

2.1 Method of Deferral                                                                              4
2.2 Deferral Agreement Provisions                                                                   4
2.3 Fixed Deferral Periods                                                                          5
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                                    ARTICLE 3
                          DISTRIBUTIONS AND WITHDRAWALS
3.1 Date of Distribution                                                                            6
3.2 Method of Distribution                                                                          6
3.3 Amount of Distribution                                                                          7
3.4 Form of Distribution                                                                            7
3.5 Withdrawal Election                                                                             7

                                    ARTICLE 4
                                    ACCOUNTS

4.1 Establishment of Deferral Accounts                                                              8
4.2 Investment of Accounts                                                                          8
4.3 Valuation of Investment Funds                                                                   8
4.4 Valuation of Accounts                                                                           9
4.5 Nature of Accounts                                                                              9
4.6 Account Statements                                                                              9

                                        ARTICLE 5
                                    INVESTMENT FUNDS

5.1 Investment Funds                                                                                9
5.2 Investment Elections of Participants                                                           10
5.3 Transfers                                                                                      10
5.4 Special Rules for Restricted Stock                                                             10
5.5 Nature of Investment Funds                                                                     10
5.6 Liquidation of Investment Funds                                                                10

                                        ARTICLE 6
                                          TRUST

6.1 Establishment of Trust                                                                         11

                                        ARTICLE 7
                            PLAN OPERATION AND ADMINISTRATION

7.1 Powers of Committee                                                                            11
7.2 Nondiscriminatory Exercise of Authority                                                        12
7.3 Reliance on Tables, etc                                                                        12
7.4 Indemnification                                                                                12
7.5 Notices to Committee                                                                           12

                                        ARTICLE 8
                                    CLAIMS PROCEDURES
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
8.1 Establishment of Claims Procedures                                                             13
8.2 Claims Denials                                                                                 13
8.3 Appeals of Denied Claims                                                                       13
8.4 Review of Appeals                                                                              14
8.5 Extensions                                                                                     14

                                        ARTICLE 9
                          AMENDMENT AND TERMINATION OF THE PLAN

9.1 Amendment                                                                                      14
9.2 Termination                                                                                    15
9.3 Liquidation of the Trust                                                                       15

                                       ARTICLE 10
                                MISCELLANEOUS PROVISIONS

10.1 Headings                                                                                      15
10.2 Plan Not Contract of Employment                                                               15
10.3 Severability                                                                                  16
10.4 Prohibition on Assignment                                                                     16
10.5 Number and Gender                                                                             16
10.6 Governing Law                                                                                 16
10.7 Satisfaction of Claims                                                                        16
10.8 No Liability                                                                                  16
10.9 Tax Withholding                                                                               17
10.10 Facility of Payment                                                                          17
10.11 Repayment of Awards                                                                          17
10.12 Stock Subject to the Plan                                                                    17


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                      THE PROGRESSIVE CORPORATION EXECUTIVE
                           DEFERRED COMPENSATION PLAN
                        (2003 AMENDMENT AND RESTATEMENT)

WHEREAS, The Progressive Corporation maintains The Progressive Corporation Executive Deferred Compensation Plan pursuant to a 2000 Amendment and Restatement and the First Amendment thereto; and

WHEREAS, it is desired to further amend and restate the Plan;

NOW, THEREFORE, effective March 1, 2003 the Plan is hereby amended and restated in its entirety to provide as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      1.1 "Affiliated Company" means any corporation included in the affiliated group of corporations as defined in Section 1504 of the Code (determined without regard to 1504(b)) of which the Company is the common parent corporation.

      1.2 " Account" or " Deferral Account" shall have the meaning set forth in
Section 4.1.

      1.3 "Award" means a Gainsharing Award or Restricted Stock Award.

      1.4 "Beneficiary" means such person(s) as the Participant has designated. A Participant may change his/her Beneficiary designation at any time. All Beneficiary designations (including changes) shall be made in writing on such forms as the Committee shall prescribe, and shall become effective only when received and accepted by the Committee; provided, however, that a Beneficiary designation (including a change) received by the Committee after the designating Participant's death shall be disregarded. In the absence of a Beneficiary designation, or if the designated Beneficiary is no longer living or in existence at the time of the Participant's death, all distributions payable from the Plan upon the Participant's death shall be paid to the Participant's estate.

      1.5 "Change in Control" means a "Change in Control" or "Potential Change in Control" within the meaning of The Progressive Corporation 2003 Incentive Plan (as amended from time to time).

      1.6 "Code" means the Internal Revenue Code of 1986, as amended.

      1.7 "Committee" means the Compensation Committee of the Board of Directors of the Company, or any successor committee.

      1.8 "Company" means The Progressive Corporation, an Ohio corporation, or its successors.


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      1.9 "Company Stock Fund" means an Investment Fund consisting of Stock and cash, and administered in accordance with such rules regarding reinvestment of dividends and treatment of fractional shares as the Committee shall prescribe.

      1.10 "Deduction Limitation" means the following described limitation on a payment that may otherwise be distributable under the Plan. If the Committee determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Company would not be deductible by the Company solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Committee to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to a Change in Control is deductible, the Committee may elect to defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be deemed to be invested as provided in Article 5. The amounts so deferred (subject to investment gains and losses) shall be distributed to the Participant or his or her Beneficiary (if the Participant dies) at the earliest possible date, as determined by the Committee in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Company during which the distribution is made will not be limited by Code
Section 162(m), or, if earlier, upon a Change in Control. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

      1.11 "Deferral Agreement" means an agreement entered into by an Eligible Executive pursuant to Article 2.

      1.12 "Deferral" means an amount credited to a Deferral Account pursuant to a Deferral Agreement.

      1.13 "Disabled" and "Disability" means that a Participant is expected to be unable to perform the duties of his usual occupation for at least twelve (12) consecutive months, as determined by the Committee.

      1.14 "Distribution Event" means, as to each Participant, the earliest of the following events:

         (i)    the Participant's death;

        (ii)    the Participant's Termination of Employment; or

       (iii)    Change in Control.

      1.15 "Eligible Executive" means any executive of the Company or any Affiliated Company who is designated in writing as an Eligible Executive by the Committee, excluding, however, individuals who are not residents of the United States or are not working at a location in the United States.

      1.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.



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      1.17 "Fixed Deferral Period" shall have the meaning set forth in Section
2.3.

      1.18 "Gainsharing Award" means any bonus or other incentive award payable with respect to a Plan Year under The Progressive Corporation 2003 Gainsharing Plan, The Progressive Corporation 2003 Information Technology Incentive Plan, 2003 Progressive Capital Management Bonus Plan, The Progressive Corporation 1999 Executive Bonus Plan (as amended on January 31, 2003) or any other plan or program as may be designated by the Committee.

      1.19 "Incentive Plan" means The Progressive Corporation 2003 Incentive Plan, as amended from time to time.

      1.20 "Investment Fund" means a device established from time to time by the Committee pursuant to Section 5.1 that is used to calculate gains and losses in amounts deferred by Participants under the Plan.

      1.21 "Participant" means an Eligible Executive who has deferred receipt of a portion of any Gainsharing Award or Restricted Stock Award pursuant to a Deferral Agreement. Participation shall begin on the date that a Deferral Account is established in the name of the Participant and shall end on the date that the Participant dies or receives a distribution of the balance of all his/her Deferral Accounts.

      1.22 "Performance-Based Restricted Stock Award" means an Award of "Performance-Based Restricted Stock", as defined in the Incentive Plan.

      1.23 "Plan" means The Progressive Corporation Executive Deferred Compensation Plan (2003 Amendment and Restatement), as set forth herein and as it may be amended from time to time.

      1.24 "Plan Year" means 2003 and each subsequent calendar year.

      1.25 "Restricted Stock" means an award of shares of Stock that is made pursuant to the Incentive Plan and is subject to restrictions.

      1.26 "Restricted Stock Award" means an award of Restricted Stock under the Incentive Plan.

      1.27 "Stock" means the Common Shares, $1.00 par value, of the Company.

      1.28 "Termination of Employment" means the voluntary or involuntary cessation of a Participant's active employment with the Company and all Affiliated Companies as a result of any reason other than death, Disability and approved leave of absence.

      1.29 "Time-Based Restricted Stock Award" means an Award of "Time-Based Restricted Stock", as defined in the Incentive Plan.


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      1.30 "Trust" shall mean the trust maintained pursuant to the Trust
Agreement and known as The Progressive Corporation Executive Deferred Compensation Trust.

      1.31 "Trust Agreement" shall mean the agreement of trust between the Company and the Trustee executed in furtherance of the Plan, as the same may be amended from time to time.

      1.32 "Trustee" shall mean the person selected from time to time by the Company to serve as trustee under the Trust Agreement.

      1.33 "Valuation Date" shall mean each day that the New York Stock Exchange is open for trading.

      1.34 "Withdrawal Amount" shall have the meaning provided in Article 3.


                                    ARTICLE 2
                               DEFERRAL OF AWARDS

      2.1 Method of Deferral.

Each Eligible Executive may elect to defer receipt of all or a portion of his/her Gainsharing Award and/or the entirety of any of his/her Restricted Stock Awards in respect of any Plan Year by signing a Deferral Agreement and delivering it to the Committee or by completing a Deferral Agreement and transmitting it to the Committee via the Company's electronic mail system. If a Gainsharing Award is payable in installments, each installment, whether or not payable in the same Plan Year, shall be subject to the same Deferral Agreement. Any taxes or other amounts due with respect to any deferred Gainsharing Award or Restricted Stock Award shall be paid by the Eligible Executive to the Company no later than the date specified by the Company.

      2.2 Deferral Agreement Provisions.

Each Deferral Agreement must satisfy all of the following requirements:

         (a)      it must be in the form specified by the Committee;

         (b) it must be delivered in writing, or transmitted electronically, to the Committee in accordance with such procedures as the Committee may establish from time to time.

         (c)      it must be irrevocable;

         (d) as to deferrals of Gainsharing Awards, it must apply to only one such Award;

         (e) as to deferrals of Restricted Stock Awards, it must apply to all Time-Based Restricted Stock Awards granted during the Plan Year, all Performance-Based Restricted Stock Awards granted during the Plan Year, or both;



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         (f)      it must be delivered to the Committee in writing, or received by the Committee via the Company's electronic mail system, (i) as to each Gainsharing Award, prior to the Plan Year in which the Gainsharing Award will be earned, and (ii) as to each Restricted Stock Award, prior to the date the Restricted Stock Award is granted;

         (g) as to deferrals of Gainsharing Awards, it must specify the percentage of the Eligible Executive's Gainsharing Award to be deferred, which percentage shall not be less than ten percent (10%). The same deferral percentage shall apply to each installment of a Gainsharing Award covered by the Deferral Agreement. However, a Deferral Agreement may provide for the deferral of a percentage of that portion of a Gainsharing Award that exceeds a specified gross dollar amount, which percentage shall not be less than ten percent (10%). Notwithstanding the preceding provisions of this Section 2.2(g), no Deferral shall be less than such dollar amount as the Committee may specify from time to time;

         (h) as to deferral of a Restricted Stock Award, it must apply to the entirety of each Time-Based Restricted Stock Award granted during the Plan Year, the entirety of each Performance-Based Restricted Stock Award granted during the Plan Year, or both;

         (i) it must specify whether the balance of the Deferral Account to be established pursuant to that Deferral Agreement will be distributed in a lump sum, in three (3) annual installments, in five (5) annual installments, or in ten (10) annual installments; and

         (j) it must contain such other provisions, conditions and limitations as may be required by the Company or the Committee.

      2.3 Fixed Deferral Periods.

If an Eligible Executive wishes to defer receipt of all or a portion of any Award for a fixed period of time ("Fixed Deferral Period"), then his/her Deferral Agreement relating to such Award shall specify that Fixed Deferral Period. Such Fixed Deferral Period shall not be less than three (3) years following (i) in the case of a deferral of all or a portion of a Gainsharing Award, the end of the Plan Year in which the Gainsharing Award will be earned and (ii) in the case of a deferral of a Restricted Stock Award, the end of the Plan Year in which the last of the restrictions applicable to the Restricted Stock Award expire, and, as to all Awards, shall end on the date the Eligible Executive attains age 43, 47, 51, 55 or 59, as elected by the Eligible Executive in his/her Deferral Agreement. In the case of a Restricted Stock Award as to which restrictions expire in installments, the Fixed Deferral Period must end on the same date for all installments. Notwithstanding the preceding provisions of this Section 2.3, Eligible Executives may not elect a Fixed Deferral Period with respect to the deferral of any Performance-Based Restricted Stock Award.



                                      -5-
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                                    ARTICLE 3
                          DISTRIBUTIONS AND WITHDRAWALS

      3.1    Date of Distribution.

Distribution of the balance of each Deferral Account of a Participant shall be made or shall commence within thirty (30) days following the earlier of (i) the date a Distribution Event occurs, (ii) the date on which the Fixed Deferral Period, if any, applicable to such Account expires, or (iii) the date, if any, selected by the Company, in its sole discretion, pursuant to Section 9.2. If distribution is to be made in installments, payment of installments following the first installment shall be made within thirty (30) days following each anniversary of the date referred to in clause (i) or (ii) of the preceding sentence, as applicable, until all installments have been paid. The Committee, in its sole discretion, may also permit distribution of the balance of all of a Participant's Deferral Accounts to be made or commence at any time following the date the Participant is determined by the Committee to be Disabled. If the Committee approves such a Disability distribution, no further Deferrals shall be made with respect to the Disabled Participant following the date of the Committee's approval, and each Deferral Agreement to which such Participant is a party shall be of no further effect.

      3.2    Method of Distribution.

Each distribution of the balance of a Deferral Account shall be made to the Participant, except that any such distribution made on account of the Participant's death shall be made to the Participant's Beneficiary. Each distribution made on account of the Participant's death, termination of the Plan or a Change in Control shall be paid in a lump sum. Each distribution made on account of the Participant's Termination of Employment or expiration of a Fixed Deferral Period shall be paid in either a lump sum or installments, as specified in the applicable Deferral Agreement. Each distribution made on account of the Participant's Disability shall be paid in either a lump sum or installments, as determined by the Committee in its sole discretion. If a Participant elects to receive (or, in the case of Disability, begins receiving) payment in installments and dies prior to payment of all installments, the balance remaining unpaid at his/her death shall be paid to his/her Beneficiary in a lump sum. Installment payments shall be paid in three (3) annual installments, in five (5) annual installments or in ten (10) annual installments, as specified in the applicable Deferral Agreement. Notwithstanding the preceding provisions of this Section 3.2, a Participant may elect to change the method of distribution elected in respect of any distribution to be made on account of Termination of Employment or expiration of a Fixed Deferral Period to any of the four permissible options (lump sum, in three (3) annual installments, in five (5) annual installments or in ten (10) annual installments). Each such change must be made in writing on such forms as the Committee shall specify and must be delivered to the Committee at least one (1) year prior to Termination of Employment or expiration of the Fixed Deferral Period.



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      3.3    Amount of Distribution.

The amount of each lump sum payment shall be equal to the balance of the Deferral Account, as of the Valuation Date immediately preceding the date of distribution. The amount of each installment payment shall be equal to the balance of the Deferral Account as of the Valuation Date immediately preceding the date of payment multiplied by a fraction, the numerator of which is one and the denominator of which is the number of years remaining in the period over which installments are to be paid. Installment distributions to be made in Stock shall be rounded to the nearest whole share. Notwithstanding anything in the Plan to the contrary, all distributions, except those made on account of a Change in Control, are subject to the Deduction Limitation.

      3.4    Form of Distribution.

All distributions shall be made in cash, except that a distribution representing amounts invested in the Company Stock Fund shall be made in Stock with any fractional shares of Stock to be made in cash.

      3.5    Withdrawal Election.

A Participant may elect at any time to withdraw all of his/her Deferral Account balances, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the "Withdrawal Amount"). This election can be made at any time before or after Disability, death or Termination of Employment, and whether or not the Participant is in the process of being paid pursuant to an installment payment schedule. No partial withdrawals of the Withdrawal Amount shall be allowed. The Withdrawal Amount shall be paid in a lump sum, except to the extent the Deduction Limitation requires otherwise. The Participant shall make a withdrawal election by giving the Committee advance written notice of the election in a form specified by the Committee. The election shall be irrevocable. The Participant shall be paid (or, if the Deduction Limitation applies, commence to be paid) the Withdrawal Amount within 30 days after the Committee's receipt of his/her election. Once the Withdrawal Amount is paid, or commences to be paid, the Participant's participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan thereafter. If the Deduction Limitation applies, the entire balance of all of the Participant's Deferral Accounts shall be reduced by the 10% withdrawal penalty effective on the date that payment of the Withdrawal Amount is to commence, even though final payment of the last portion of the Withdrawal Amount will not be made until permitted by the Deduction Limitation provisions. Any portion of the Withdrawal Amount not paid immediately shall continue to be deemed to be invested as provided in Article 5. If a Participant dies prior to payment of any portion of a Withdrawal Amount, the remaining portion shall be paid to his/her Beneficiary in a lump sum, subject to the Deduction Limitation. The provisions of Section 3.4 shall apply to all withdrawals under this Section 3.5.



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                                    ARTICLE 4
                                    ACCOUNTS

      4.1    Establishment of Deferral Accounts.

The Committee shall establish a Deferral Account in the name of each Participant for each Gainsharing Award, or portion thereof, and each Restricted Stock Award that is the subject of a Deferral Agreement. As to Deferrals of Gainsharing Awards, each such Account shall be established as of the first date that such Gainsharing Award, or portion thereof, otherwise would have been paid to the Participant. As to deferrals of Restricted Stock Awards, each such Account shall be established as of the date that the restrictions applicable to such Restricted Stock Award expire. In the case of a Restricted Stock Award as to which the restrictions expire at different times for different portions of the Award, such Account shall be established as of the date the first of such restrictions expires. Each Deferral Account shall be credited with the deferred portion of such Award at the time the Account is established, or, in the case of a Restricted Stock Award as to which the restrictions expire at different times for different portions of the Award, from time-to-time as such restrictions expire. Thereafter, all Deferral Accounts shall be valued and administered as provided in this Article. Notwithstanding anything in the Plan to the contrary, the Trustee may combine two (2) or more of any Participant's Deferral Accounts into a single Account, if the Deferral Accounts to be combined (i) are subject to Fixed Deferral Periods ending on the same date or (ii) are not subject to Fixed Deferral Periods at all.

      4.2    Investment of Accounts.

All credits to a Deferral Account of a Participant shall be deemed to be invested in such Investment Fund or Funds as the Participant shall elect from time to time in accordance with Article 5. The number of shares of Stock to be credited to a Participant's Account by virtue of a Participant's initial election to invest a portion of a Deferral in the Company Stock Fund shall be determined on the date of the Deferral in accordance with such procedures as the Committee shall establish, based on the weighted average price paid for all shares of Stock purchased by the Trustee and deposited in the Trust on that date pursuant to Article 6. Notwithstanding the preceding provisions of this Section
4.2 all credits to a Deferral Account of a Participant relating to a deferred Restricted Stock Award shall be deemed to be invested in the Company Stock Fund until six (6) months and one (1) day following the expiration of the restrictions applicable to such Award, unless otherwise determined by the Committee at or after the deferral of such Award. Thereafter, the preceding provisions of this Section 4.2 shall apply.

      4.3    Valuation of Investment Funds.

As of each Valuation Date, the Trustee shall compute the value of each Investment Fund from which shall be determined the net gain or loss of such Investment Fund since the immediately preceding Valuation Date. The net gain or loss shall include any unrealized and realized profits and losses, and any dividends, interest or other income and any expenses which are due or accrued, but shall not include distributions from such Investment Fund. In determining the value of each Investment Fund, the Trustee shall use the following values:

securities listed on any nationally recognized securities exchange shall be valued at the closing price reported on any such exchange on the Valuation Date, or, if there were no sales on the Valuation Date, then at the last quoted bid price on the Valuation Date. Securities not listed on a recognized securities exchange shall be valued at the last quoted closing bid price on the Valuation Date. A unit of participation in a common trust fund maintained by the Trustee or a share in a mutual fund shall be valued at the unit value, or share price respectively, in effect at the close of business on the Valuation Date. Securities with respect to which there were no available sale prices or bid prices on the Valuation Date, and any other investments, shall be valued at prices deemed by the Trustee to represent the fair market value thereof on the Valuation Date.

      4.4    Valuation of Accounts.

As of each Valuation Date, the net gain or loss of each Investment Fund shall be allocated among the appropriate Deferral Accounts in accordance with such procedures as the Committee shall establish, which procedures shall apply uniformly to all Participants.

      4.5    Nature of Accounts.

All credits to each Deferral Account of each Participant shall be recorded as a liability on the books of the Company. However, no Participant or Beneficiary shall have any proprietary rights of any nature with respect to any Account of any Participant or with respect to any funds, securities or other property owned by the Company or any Affiliated Company that is held in the Trust or that otherwise may be represented from time to time by Investment Funds. All payments under the Plan shall be made from the Trust or from the Company's general funds and in no event shall any Participant or Beneficiary have any claims or rights to any payment hereunder that are superior to any claims or rights of any general creditor of the Company.

      4.6    Account Statements.

The Committee will furnish each Participant, or make available to each Participant on-line, periodic statements of the value of each of his/her Deferral Accounts.

                                    ARTICLE 5
                                INVESTMENT FUNDS

      5.1    Investment Funds.

The Committee shall establish and maintain the Company Stock Fund and such other Investment Funds as are specified from time to time by the Company. In this regard, the Company may choose to offer as Investment Funds any investment vehicles, including without limitation: (i) securities issued by investment companies advised by affiliates of the Trustee, (ii) guaranteed investment contracts recommended by the Trustee, and (iii) collective investment trusts maintained by the Trustee.

      5.2    Investment Elections of Participants.

Each Participant shall make an investment election in the manner prescribed by the Committee, directing the manner in which his/her Deferrals shall be deemed to be invested. Each investment election must be made at the time the applicable Deferral Agreement is signed and may be changed upon notice to the Committee at any time prior to the deemed deposit of the applicable Deferral into one or more Investment Funds. Such elections and notices to the Committee must be made in writing or through the Company's electronic mail system in accordance with such procedures as the Committee may prescribe. Each Participant may make a separate investment election for each of his/her Deferral Accounts. Each investment election shall specify that Deferrals shall be deemed to be deposited in one or more of the Investment Funds in percentages that are each an integral multiple of 1% and that in the aggregate equal 100% of the Deferral.

      5.3 Transfers. Amounts deemed to be invested in an Investment Fund pursuant to this Section may be transferred to another Investment Fund in accordance with such procedures and limitations as the Committee shall prescribe. The procedures and limitations prescribed by the Committee may include, without limitation, provisions which (i) limit transfers to specified dollar amounts or percentages (ii) limit the number of transfers that each Participant may make each Plan year (iii) limit the dates as of which transfers may become effective and (iv) impose waiting periods or other restrictions in connection with multiple transfers in and out of the same Investment Fund. All such procedures and limitations shall apply uniformly to similarly situated Participants.

      5.4 Special Rule for Restricted Stock Awards. Notwithstanding the preceding provisions of this Article 5, each Deferral of a Restricted Stock Award shall be deemed to be invested in the Company Stock Fund until six (6) months and one (1) day following the date the restrictions applicable to such Restricted Stock Award expire, unless otherwise determined by the Committee at or after the deferral of such Award. Thereafter, the Participant may transfer all or a portion of such Deferral to another Investment Fund in accordance with the preceding provisions of this Article 5.

      5.5    Nature of Investment Funds.

Notwithstanding anything in the Plan, Trust or any Deferral Agreement to the contrary, no Participant shall have any rights or interests in any particular funds, securities or property of the Company, any Affiliated Company or the Trust, or in any investment vehicle in which Deferrals are deemed to be invested, by virtue of any investment election made by the Participant under the Plan, any deemed investment under the Plan or any transactions engaged in by the Trust. Each Deferral Account, however, shall be credited/charged in accordance with Article 4 with gains/losses as if the Participant in fact had made a corresponding actual investment.

      5.6    Liquidation of Investment Funds.

If any Investment Fund is liquidated or otherwise ceases to exist without a successor, then that portion of each Account balance that previously has been deemed to have been invested in that Investment Fund shall be deemed to have been transferred to an

Investment Fund consisting of money market instruments, or, if none, such other Investment Fund selected by the Committee.

                                    ARTICLE 6
                                      TRUST

      6.1    Establishment of Trust.

The Company shall establish and maintain a Trust to provide a source of funds to assist the Company in meeting its liabilities under the Plan. Within thirty (30) days following the end of each Plan Year ending after the Trust has become irrevocable pursuant to the Trust Agreement, the Company shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay each Participant or Beneficiary the benefits payable pursuant to the terms of the Plan as of the close of that Plan year.

The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan Participants and general creditors of the Company as set forth herein and in the Trust Agreement. Plan Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and the Trust Agreement shall be mere unsecured contractual rights of Plan Participants and their Beneficiaries against Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in the Trust Agreement. All assets deposited in the Trust shall be held, administered and distributed by the Trustee in accordance with the Trust Agreement. The Company shall pay directly, or reimburse the Trustee for, all taxes due in respect of any income or gains on Trust assets.

                                    ARTICLE 7
                        PLAN OPERATION AND ADMINISTRATION

      7.1    Powers of Committee.

The Committee will have full power to administer the Plan. Such power includes, but is not limited to, the following authority:

(a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

(b) to interpret the Plan and to decide all matters arising thereunder, including the right to resolve or remedy any ambiguities, errors, inconsistencies or omissions. All such interpretations shall be final and binding on all parties;

(c) to compute the amounts payable to any Participant or Beneficiary or other person in accordance with the provisions of the Plan;

(d)      to authorize disbursements from the Trust or the Plan;

(e) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under ERISA, the Code or other applicable law;

(f) to appoint such agents, counsel, accountants and consultants as may be desirable to assist in administering the Plan;

(g) To exercise the other powers that are expressly granted to it herein, or that are impliedly necessary for it to carry out any of its responsibilities hereunder; and

(h)      by written instrument, to delegate any of the foregoing powers.

      7.2    Nondiscriminatory Exercise of Authority.

The Committee shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

      7.3    Reliance on Tables, etc.

The Committee will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, Trustee, counsel or other expert retained by the Committee to assist it in administering the Plan.

      7.4    Indemnification.

In addition to whatever rights of indemnification to which employees, officers and directors of the Company and the Affiliated Companies may be entitled under the articles of incorporation, regulations or bylaws of the Company or the Affiliated Companies, under any provision of law, or under any other agreement, the Company shall satisfy any liabilities actually and reasonably incurred by any such employee, officer or director, including expenses, attorneys' fees, judgments, fines and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion of the Company, the Affiliated Companies or the Committee provided under the Plan or the Trust Agreement, or reasonably believed by such person or persons to be provided thereunder, and any action taken by such person or persons in connection therewith.

      7.5    Notices to Committee.

The Committee shall designate one or more addresses to which notices and other communications to the Committee shall be sent. No notice or other communication shall be considered to have been given to or received by the Committee until it has been delivered to the Committee's attention at one of such designated addresses.

                                    ARTICLE 8
                                CLAIMS PROCEDURES

8.1      Establishment of Claims Procedures

         The Committee shall establish reasonable procedures under which a claimant, who may be a Participant, or Beneficiary, or his/her duly authorized representative, may present a claim for benefits under this Plan.

8.2      Claims Denials

         Unless such claim is allowed in full by the Committee, written notice of the denial shall be furnished to the claimant within ninety (90) days (which may be extended by a period not to exceed an additional ninety (90) days if special circumstances so require and written notice to the claimant is given prior to the expiration of the initial ninety
         (90) day period describing such circumstances and indicating the date by which the Committee expects to render its determination) setting forth the following in a manner calculated to be understood by the claimant:

                  (i)      The specific reason(s) for the denial;

                  (ii) Specific reference(s) to any pertinent provision(s) of the Plan or rules promulgated pursuant thereto on which the denial is based;

                  (iii) A description of any additional information or material as may be necessary to perfect the claim, together with an explanation of why it is necessary;

                  (iv) A description of the Plan's claims review procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and

                  (v) An explanation of the steps to be taken if the claimant wishes to resubmit his/her claim for review.

8.3       Appeals of Denied Claims

         Within a reasonable period of time after the denial of the claim, but in any event, not to be more than sixty (60) days, the claimant or his/her duly authorized representative may make written application to the Committee for a review of such denial. The claimant or his/her representative, may, upon request and free of charge, review or receive copies of documents, records and other information relevant to the claimant's claim for benefits, and may submit written comments, documents, records and other information relating to the claim for benefits.

8.4      Review of Appeals

         If an appeal is timely filed, the Committee shall conduct a full and fair review of the claim and mail or deliver to the claimant its written decision within sixty (60) days after the claimant's request for review (which may be extended by a period not to exceed an additional sixty (60) days if special circumstances or a hearing so require and written notice to the claimant is given prior to the expiration of the initial sixty (60) day period describing such special circumstances and indicating the date by which the Committee expects to render its determination). In conducting its review, the Committee shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Committee's decision on review shall:

                  (i) Be written in a manner calculated to be understood by the claimant;

                  (ii)     State the specific reason(s) for the decision;

                  (iii) Make specific reference to pertinent provision(s) of the Plan;


                  (iv) State that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits; and

                  (v) Include a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA.

8.5      Extensions

         If a period of time is extended, as permitted under Sections 8.2 and
         8.4 above, due to a claimant's failure to submit information to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

                                    ARTICLE 9
                      AMENDMENT AND TERMINATION OF THE PLAN

      9.1    Amendment.

The Company may amend the Plan and Trust Agreement in any respect at any time for any reason by action of the Committee without liability to any Participant, Beneficiary or other person for any such amendment or for any other action taken pursuant to this Section 9.1, provided that any amendment required to be approved by the Company's shareholders pursuant to Section 162(m) of the Code shall not be effective until approved by the

Company's shareholders in accordance with the requirements of Section 162(m) and further provided that no such amendment shall be made retroactively in a manner that would deprive any Participant of any rights or benefits which have accrued to his/her benefit under the Plan as of the date such amendment is proposed to be effective, unless such amendment is necessary to comply with applicable law.

      9.2 Termination.

The Company may terminate the Plan at any time for any reason by action of the Committee without any liability to any Participant, Beneficiary or other person for any such termination or for any other action taken pursuant to this Section
9.2. Following termination of the Plan, and notwithstanding the provisions of any Deferral Agreement entered into prior to such termination, no additional Deferrals may be made hereunder, but all existing Accounts shall continue to be administered in accordance with the Plan, as in effect immediately prior to termination, and shall be distributed in accordance with such terms of the Plan and the applicable Deferral Agreements, unless and until the Company elects to accelerate distribution as provided below. At any time on or after the effective date of termination of the Plan, the Company, in its sole discretion, may elect to accelerate the distribution of the entire balance of each Participant's Accounts. Such accelerated distributions shall be made in accordance with
Article 3, except that all distributions shall be made in a lump sum based on the value of the Accounts, determined as of the Valuation Date immediately preceding the date of distribution. Upon the completion of distributions to all Participants or Beneficiaries, as the case may be, no Participant, Beneficiary or person claiming under or through them, will have any claims in respect of the Plan.

      9.3 Liquidation of the Trust.

The Trust shall continue in existence after the termination of the Plan for such period of time as may be required to complete the liquidation thereof in accordance with the terms of this Article 9.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

      10.1   Headings.

The headings of the Plan have been inserted for convenience of reference only and are not to be deemed controlling in any constructions of the provisions herein (other than with respect to defined terms).

      10.2   Plan Not Contract of Employment.

The existence of the Plan shall not create, evidence or change any contract of employment with any Participant. The right of the Company and all Affiliated Companies to take corrective, disciplinary or other action with respect to their employees, including terminating their respective employment at any time for any reason, shall not be affected by any provision of this Plan, and the Company and the Affiliated Companies will not be deemed responsible to provide continuing employment for any reason, at any time solely by reason of this Plan.

      10.3   Severability.

If any provision of the Plan shall be invalid, such provision shall be fully severable, and the remainder of the Plan and the application thereof shall not be affected thereby.

      10.4   Prohibition on Assignment.

No right or interest under the Plan of any Participant or Beneficiary shall be subject at any time or in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance (as security or otherwise), garnishment, levy, execution, or other legal or equitable process, and no Participant or Beneficiary shall have the power at any time or in any manner to anticipate, transfer, assign (either at law or in equity), alienate, or subject to attachment, garnishment, levy, execution or other legal or equitable process, or in any way encumber, such Participant's or Beneficiary's rights or interests under the Plan, and any attempt to do so shall be void; provided, however, that the Company shall have the unrestricted right to set off against or recover out of any payments due a Participant or Beneficiary at the time such payments would have otherwise been payable hereunder, any amounts owed the Company or any Affiliated Company by such Participant or Beneficiary.

      10.5   Number and Gender.

Any use of the singular shall be interpreted to include the plural and the plural the singular. Any use of the masculine, feminine or neuter shall be interpreted to include the masculine, feminine and neuter, as the context shall require.

      10.6   Governing Law.

To the extent not preempted by Federal law, the provisions of the Plan shall be construed, regulated and administered under the laws of the State of Ohio.

      10.7   Satisfaction of Claims.

Any payment to any Participant or Beneficiary in accordance with the terms of the Plan shall, to the extent thereof, be in full satisfaction of all claims hereunder, whether they be against the Company, the Committee, or the Trustee, any of whom may require the Participant or Beneficiary (or legal representative), as a condition precedent to such payment to execute a release and receipt therefor.

      10.8   No Liability.

Participation in the Plan is entirely at the risk of each Participant. Neither the Company, any Affiliated Company, the Committee, the Trustee nor any other person associated with the Plan shall have any liability for any loss or diminution in the value of Accounts, or for any failure of the Plan to effectively defer recognition of income or to achieve any Participant's desired tax treatment or financial results.

      10.9   Tax Withholding.

All payments under the Plan shall be subject to federal, state and local income tax withholding and other legally required deductions.

      10.10  Facility of Payment.

If the Committee determines that a Participant or Beneficiary entitled to receive a payment under this Plan is (at the time such payment is to be made) a minor or physically, mentally or legally incompetent to receive such payment and that another person or an institution has legal custody of such minor or incompetent individual, the Committee may cause payment to be made to such person or institution having custody of such Participant or Beneficiary. Such payment, to the extent made, shall operate as a complete discharge of obligation by the Committee, the Company, the Trustee and the Trust.

      10.11  Repayment of Awards.

If any amount credited to a Deferral Account represents a portion of an Award that is subsequently found to be repayable by the Participant to the Company or any Affiliated Company pursuant to the plan pursuant to which the Award was made, the amount of that credit shall nevertheless remain unaffected by that repayment obligation, and the Participant shall make the required repayment out of his/her own funds.

      10.12  Stock Subject to the Plan.

Subject to adjustment as provided below, the total number of shares of Stock reserved and available for issuance in connection with the Plan is 848,598. Any Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If there is a merger, reorganization, consolidation, recapitalization, share dividend, share split, reverse split, combination of shares or other change in corporate structure of the Company affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, and in the number of shares deemed to be held in any Account, as may be approved by the Committee in its sole discretion.

      10.13 The Addendum attached hereto entitled "Addendum to The Progressive Corporation Executive Deferred Compensation Plan ("Plan") Re: Former Participants under the Midland Companies Amended and Restated Director and Executive Cash or Deferred Compensation Plan" is hereby incorporated herein by reference and made a part hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers as of this 1st day of March, 2003.

                      THE PROGRESSIVE CORPORATION


                              By:      Charles E. Jarrett
                                 ---------------------------------------------

                              Title:   Chief Legal Officer
                                    ------------------------------------------